Exhibit 99
Form 3 Joint Filer Information

Name:  	GMI MERGER CORPORATION

Address:  	299 Park Avenue, New York, NY 10171

Designated Filer:  	GMI HOLDING CORPORATION

Issuer & Ticker Symbol:  	Guilford Mills, Inc. (GMIL)

Date of Event Requiring Statement:  	February 27, 2004

Signature:  	/s/ Mark A. Neporent
     	Name:   Mark A. Neporent
     	Title:     President








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